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                                                                  Exhibit 4.12.1

SCHEDULE IDENTIFYING SUBSTANTIALLY IDENTICAL AGREEMENT(S)  TO EXHIBIT 4.12
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Participation Agreement (T2), dated as of August 17, 2000, by and among Midwest
Generation, LLC, Powerton Trust II, Wilmington Trust Company, as Owner Trustee, Powerton Generation II, LLC, Edison Mission Energy, United States Trust Company of New York, as Lease Indenture Trustee, and United States Trust Company of New York, as Pass Through Trustees.

                  This Participation Agreement differs from Exhibit 4.12 in the following respects:

                  In the Appendix A, in the definition of "Bill of Sale," "Bill of Sale I" is replaced by "Bill of Sale II"

         In the definition of "Equity Investor," "PSEGR Midwest, LLC, a Delaware limited liability company" is replaced by Associates Capital Investment, L.L.C., a Delaware limited liability company.

         In the definition of "Facility Lease," "Facility Lease Agreement (T1)" is replaced by "Facility Lease Agreement (T2)."

         In the definition of "Facility Site Lease," "Facility Site Lease Agreement (T1)" is replaced by "Facility Site Lease Agreement (T2)."

         In the definition of "Facility Site Sublease," "Facility Site Sublease Agree- ment (T1)" is replaced by "Facility Site Sublease Agreement
         (T2)."

         In the definition of "Lease Indenture," "(T1)" is replaced by "(T2)."

         In the definition of "Lease Indenture Trustee's Account," "account No. 049 65900" is replaced by "account No. 049 66000."

         In the definitions of "Memorandum of the Facility Lease," "Memorandum of the Facility Site Lease" and "Memorandum of the Facility Site Sublease," "(T1)" is replaced by "(T2)."

         In the definitions of "Facility Site Sublease," "Purchase Agreement," "Tax Indemnity Agreement," "Trust Agreement" and "Participation Agreement," "(T1)" is replaced by "(T2)."

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         In the definition of "OP Guarantor," "PSEG Resources Inc." is replaced by "Associates Corporation of North America."

         In the definitions of "OP LLC Agreement," "Trust Agreement," "Owner Participant" and "Owner Lessor," "I" is replaced by "II."

         In the definitions of "Other Owner Lessor" and "Other Owner Participants," "II" is replaced by "I."

         In the definitions of "Owner Lessor's Leasehold Title Policy"and "Title Policies," "No. 121914-1" is replaced by "No. 121914-2" and "63.6%" is replaced by "36.4%."

         In the definitions of "Owner Lessor's Percentage"and "Undivided Interest Percentage," "63.6%" is replaced by "36.4%."

         "And (iii) monthly weighted average return on assets" has been added to the definition of "Owner Participant's Expected Return."

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